UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2004

AMERICAN CAMPUS COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32265	76-0753089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 Las Cimas Parkway Suite 400 Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 732-1000

Registrant’s Former Address: N/A

Item 5. Other Events.

On August 17, 2004, concurrently with the closing of its initial public offering of common stock, par value $.01 per share, American Campus Communities, Inc. (the “Company”), its indirect subsidiary, American Campus Communities Operating Partnership LP (the “Operating Partnership”), and certain of its affiliates entered into a Credit Agreement with Deutsche Bank Trust Company Americas and Citigroup Global Markets Inc. and certain of their affiliates (the “Credit Agreement”).

The Credit Agreement provides for a $75 million senior secured revolving credit facility (the “Facility”) which may be increased by up to an additional $25 million upon the fulfillment of certain conditions. The Facility has a maximum term of 36 months. The Facility bears interest at a variable rate, at the Company’s option, based upon a base rate or one-, two-, three- or six-month LIBOR plus, in each case, a spread based on our total leverage. The Facility includes customary affirmative and negative covenants as well as certain financial covenants, including EBITDA-based net worth and leverage tests. The Facility also contains covenants that restrict the Company’s ability to pay dividends or other amounts to stockholders unless certain tests are satisfied. The Facility is secured by mortgages on four of our off-campus properties.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to such agreement, a copy of which has been filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Additionally, filed herewith is a composite copy of that certain Contribution Agreement, dated as of July 27, 2004, by and among the Company, the Operating Partnership, RAP-ACP, LLC and Reckson Strategic Venture Partners, LLC and, with respect to certain sections, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., incorporating amendments to Sections 1.4 and 2.3 and Exhibits A and D thereto.

Item 7. Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits:

10.1	Credit Agreement, dated as of August 17, 2004, by and among American Campus Communities Operating Partnership LP, as borrower, American Campus Communities, Inc., as parent guarantor, the other entities listed on the signature pages thereto as guarantors, the banks, financial institutions and other institutional lenders listed on the signature pages thereto as the initial lenders, Deutsche Bank Trust Company Americas (“DBTCA”), as the initial issuer of Letters of Credit, the Swing Line Bank, DBTCA, as administrative agent, DBTCA, as collateral agent, Citigroup Global

Markets Inc. (“CGMI”), as syndication agent, and Deutsche Bank Secuties Inc. and CGMI, as co-lead arrangers and joint book running managers.*

10.2	Composite Contribution Agreement, dated as of July 27, 2004, by and among American Campus Communities, Inc., American Campus Communities Operating Partnership LP, RAP-ACP, LLC and Reckson Strategic Venture Partners, LLC and, with respect to certain sections, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., incorporating the following amendments: (i) First Amendment to Contribution Agreement, dated August 11, 2004 and (ii) Second Amendment to Contribution Agreement, dated August 17, 2004.*

*	Pursuant to Rule 601(b)(2) of Regulation S-K, certain schedules and exhibits have been omitted from this filing. American Campus Communities, Inc. agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAMPUS COMMUNITIES, INC.

Dated: August 19, 2004	By:	/s/ William C. Bayless, Jr.
	Name:	William C. Bayless, Jr.
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Credit Agreement, dated as of August 17, 2004, by and among American Campus Communities Operating Partnership LP, as borrower, American Campus Communities, Inc., as parent guarantor, the other entities listed on the signature pages thereto as guarantors, the banks, financial institutions and other institutional lenders listed on the signature pages thereto as the initial lenders, Deutsche Bank Trust Company Americas (“DBTCA”), as the initial issuer of Letters of Credit, the Swing Line Bank, DBTCA, as administrative agent, DBTCA, as collateral agent, Citigroup Global Markets Inc. (“CGMI”), as syndication agent, and Deutsche Bank Secuties Inc. and CGMI, as co-lead arrangers and joint book running managers.*

10.2	Composite Contribution Agreement, dated as of July 27, 2004, by and among American Campus Communities, Inc., American Campus Communities Operating Partnership LP, RAP-ACP, LLC and Reckson Strategic Venture Partners, LLC and, with respect to certain sections, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., incorporating the following amendments: (i) First Amendment to Contribution Agreement, dated August 11, 2004 and (ii) Second Amendment to Contribution Agreement, dated August 17, 2004.*

*	Pursuant to Rule 601(b)(2) of Regulation S-K, certain schedules and exhibits have been omitted from this filing. American Campus Communities, Inc. agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.